Exhibit 10.46

CLIFFORD CHANCE LLP

EXECUTION VERSION

DATED 25 MARCH 2014

AXALTA COATING SYSTEMS BELGIUM BVBA

AS THE CHARGOR

IN FAVOUR OF

BARCLAYS BANK PLC

AS THE COLLATERAL AGENT

SECURITY OVER SHARES AGREEMENT

THIS AGREEMENT is made by way of deed on 25 March 2014

BETWEEN

(1)	AXALTA COATING SYSTEMS BELGIUM BVBA a limited liability company incorporated under Belgian law with registered office at Antoon Spinoystraat 6B, 2800 Mechelen registered with the Crossroads Bank for Enterprises (Kruispuntbank voor Ondernemingen) with enterprise number 0844.220.989, RPM/RPR Mechelen (the “Chargor”); and

(2)	BARCLAYS BANK PLC as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the Credit Agreement referred to below, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

RECITALS:

(A)	It is a condition of the Credit Agreement (as defined below) that security is given over the shares of Axalta Coating Systems U.K. (2) Limited (“Axalta 2”) as a new Subsidiary Guarantor under the Credit Agreement.

(B)	It is intended by the parties to this Agreement that this document will take effect as a deed despite the fact that a party may only execute this Agreement under hand.

(C)	The Collateral Agent is acting under and holds the benefit of the rights conferred upon it in this Agreement on trust for the Secured Parties.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Charged Portfolio” means the Shares and the Related Assets.

“Collateral Rights” means all rights, powers and remedies of the Collateral Agent provided by or pursuant to this Agreement or by law.

“Credit Agreement” means the credit agreement dated 1 February 2013 (as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)) among Flash Dutch 2 B.V. and U.S. Coatings Acquisition Inc., as Borrowers, Flash Dutch 1 B.V., as Holdings, Coatings Co. U.S. Inc., as U.S. Holdings, Barclays Bank PLC, as administrative agent and collateral agent, and the other parties thereto.

“Enforcement Event” means the exercise of any rights under Section 8.02 (Remedies Upon Event of Default) of the Credit Agreement by the Administrative Agent (as defined in the Credit Agreement).

- 1

“Intercreditor Agreement” has the meaning given to it in the Credit Agreement.

“Pensions Notice” means a contribution notice or a financial support direction issued by the Pensions Regulator under the Pensions Act 2004.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Portfolio.

“Related Assets” means all dividends, interest and other monies at any time payable at any time in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion, compensation or otherwise) held by, to the order or on behalf of the Chargor at any time.

“Secured Obligations” means the collective Obligations of the Loan Parties now or hereafter existing under the Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement (as such Loan Documents, Secured Cash Management Agreements and/or Secured Hedge Agreements may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise.

“Security” means the security created under or pursuant to or evidenced by this Agreement.

“Security Period” means the period beginning on the date of this Agreement and ending upon payment in full of all Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized).

“Shares” means all of the shares in the capital of Axalta Coating Systems U.K. (2) Limited, (registered in England and Wales with number 8813062) held by, to the order or on behalf of the Chargor at any time.

“UK DB Plans” means (i) the HPG Pension Scheme governed by its Second Definitive Trust Deed and Rules dated 13 April 2011, (ii) the Du Pont (U.K.) Limited Pensions Fund governed by rules annexed to a Deed of Amendment dated 12 November 2008 and (iii) and any other relevant pension scheme to the benefit of Axalta 2 employees the existence and details of which are notified in writing by Axalta 2 to the Collateral Agent.

1.2	Terms defined in the Credit Agreement

Unless defined in this Agreement, or the context otherwise requires, a term defined in the Credit Agreement has the same meaning in this Agreement or any notice given under or in connection with this Agreement.

- 2

1.3	Construction

In this Agreement or in any notice given under or in connection with this Agreement:

(a)	any reference to the “Collateral Agent”, the “Secured Parties or a “Chargor” shall be construed so as to include its or their (and any subsequent) successors in title, permitted assigns and permitted transferees in accordance with their respective interests and, in the case of the Collateral Agent, any person for the time being appointed as Collateral Agent in accordance with the Credit Agreement;

(b)	“assets” includes present and future properties, revenues and rights of every description;

(c)	a “Loan Document” or any other agreement or instrument is a reference to that Loan Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(d)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)	a “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity;

(f)	a “regulation” includes any regulation, rule, official directive, request or guideline of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(g)	a provision of law is a reference to that provision as amended or re-enacted;

(h)	a time of day is a reference to New York time;

(i)	references in this Agreement to any Clause or Schedule shall be to a clause or schedule contained in this Agreement; and

(j)	Clause and Schedule headings are for ease of reference only.

1.4	Currency Symbols and Definitions

“$” and “dollars” denote the lawful currency of the United States of America.

1.5	Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

- 3

1.6	Accounts

In any litigation or arbitration proceedings arising out of or in connection with the Loan Documents, the entries made in the accounts maintained by any Secured Party are prima facie evidence of the matters to which they relate.

1.7	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matter to which it relates.

1.8	Incorporation of provisions from the Credit Agreement

Sections 3.01 (Taxes), 9.07 (Indemnification of Agents), 10.01 (Amendments, Etc.), 10.02 (Notices; Electronic Communications), 10.04 (Expenses and Taxes) 10.05 (Indemnification by the Borrowers), 10.09 (Setoff) and 10.24 (Judgment Currency) of the Credit Agreement are deemed to form part of this Agreement as if expressly incorporated into it and as if all references in those provisions to the Credit Agreement were references to this Agreement.

1.9	Intercreditor Agreement

Notwithstanding any provision to the contrary in this Agreement, if any intercreditor agreement is entered into in accordance with Section 9.11 (Collateral and Guaranty Matters) of the Credit Agreement (including the Intercreditor Agreement), in the event of any conflict or inconsistency between the provisions of such intercreditor agreement (including the Intercreditor Agreement) and this Agreement, the provisions of such intercreditor agreement (including the Intercreditor Agreement) shall prevail.

2.	COVENANT TO PAY AND CHARGE

2.1	Covenant to Pay

The Chargor covenants with the Collateral Agent that it shall, on demand of the Collateral Agent pay, discharge and satisfy the Secured Obligations and indemnify the Collateral Agent and each of the Secured Parties against any losses, costs, charges, expenses and liabilities arising from any breach or failure to pay, discharge and satisfy the Secured Obligations in accordance with their respective terms.

2.2	Charge

The Chargor charges the Charged Portfolio with full title guarantee and by way of first fixed charge, in favour of the Collateral Agent, as continuing security for the payment and discharge of the Secured Obligations.

3.	DEPOSIT OF CERTIFICATES, RELATED RIGHTS AND RELEASE

3.1	Deposit of certificates

The Chargor will immediately upon the execution of this Agreement (or upon coming into possession of the Chargor at any time) deposit with the Collateral Agent (or

- 4

procure the deposit of) all certificates and other documents of title to the Shares, and stock transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Shares.

3.2	Related Assets

The Chargor shall, promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest, procure the delivery to the Collateral Agent of (a) all certificates and other documents of title representing those Related Assets and (b) such duly executed blank stock transfer forms or other instruments of transfer in respect of those Related Assets as the Collateral Agent may require.

3.3	Release

Upon the expiry of the Security Period, the Security granted by this Agreement shall automatically terminate and all rights to the Charged Portfolio shall revert to the Chargor. The Collateral Agent shall, at the request and cost of the Chargor, execute and deliver such documents as the Chargor shall reasonably request to evidence such termination without recourse to, or any representation or warranty by, the Collateral Agent or any of its nominees.

4.	VOTING RIGHTS AND DIVIDENDS

4.1	Dividends prior to an Enforcement Event

Prior to the occurrence of an Enforcement Event and receiving notice from the Collateral Agent (unless such Enforcement Event has occurred as a result of an Event of Default pursuant to Section 8.01(f) (Insolvency Proceedings, Etc.) or Section 8.01(g) (Inability to Pay Debts; Attachment) of the Credit Agreement, in which case no notice will be required) and following the cure or waiver of the relevant Enforcement Event, the Chargor shall be entitled to receive all dividends, interest and other monies or distributions of an income nature arising from the Shares in accordance with the Credit Agreement.

4.2	Dividends after an Enforcement Event

Following an Enforcement Event and before the cure or waiver of the relevant Enforcement Event, the Collateral Agent may, at its discretion and upon giving notice to the relevant Chargor (unless such Enforcement Event has occurred as a result of an Event of Default pursuant to Section 8.01(f) (Insolvency Proceedings, Etc.) or Section 8.01(g) (Inability to Pay Debts; Attachment) of the Credit Agreement, in which case no notice will be required), in the name of the Chargor or otherwise and without any further consent or authority from the Chargor, apply all dividends, interest and other monies arising from the Shares as though they were the proceeds of sale in accordance with Clause 11 (Application of Proceeds) or otherwise in accordance with the Credit Agreement.

- 5

4.3	Voting rights prior to Collateral Agent Notice

Prior to the giving of notice pursuant to Clause 4.4 (Voting rights after Collateral Agent Notice) (and following the cure or waiver of the relevant Enforcement Event), the Chargor shall be entitled to exercise all voting rights in relation to the Shares.

4.4	Voting rights after Collateral Agent Notice

Subject to Clause 4.5 (Waiver of voting rights by Collateral Agent), upon the occurrence of an Enforcement Event, the Collateral Agent may (but without having any obligation to do so) give notice to the Chargor that this Clause 4.4 will apply. With effect from the giving of that notice the Collateral Agent may, at its discretion, in the name of the Chargor or otherwise and without any further consent or authority from the Chargor:

(a)	exercise (or refrain from exercising) any voting rights in respect of the Shares; and

(b)	exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Shares including the right, in relation to any company whose shares or other securities are included in the Shares, to concur or participate in:

(i)	the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof);

(ii)	the release, modification or variation of any rights or liabilities attaching to such shares or securities; and

(iii)	the exercise, renunciation or assignment of any right to subscribe for any shares or securities,

in each case in the manner and on the terms the Collateral Agent thinks fit, and the proceeds of any such action shall form part of the Shares.

4.5	Waiver of voting rights by Collateral Agent

(a)	The Collateral Agent may, in its absolute discretion and without any consent or authority from the other Secured Parties or the Chargor, at any time, by notice to the Chargor (which notice shall be irrevocable) elect to give up the right to exercise (or refrain from exercising) all voting rights and powers in respect of the Shares conferred or to be conferred on the Collateral Agent pursuant to Clause 4.4 (Voting rights after Collateral Agent Notice) and the other Secured Parties unconditionally waive any rights they may otherwise have to require the Collateral Agent not to make such election or to require the Collateral Agent to indemnify, compensate or otherwise make good for any losses, costs or liabilities incurred by any of them in relation to or as a consequence of the Collateral Agent making such election.

- 6

(b)	Once a notice has been issued by the Collateral Agent under paragraph (a) of this Clause 4.5, on and from the date of such notice the Collateral Agent shall cease to have the rights to exercise or refrain from exercising voting rights and powers in respect of the Shares conferred or to be conferred on it pursuant to Clause 4.4 (Voting rights after Collateral Agent Notice) or any other provision of this Agreement and all such rights will be exercisable by the Chargor. The Chargor shall be entitled, on and from the date of such notice, to exercise all voting rights and powers in relation to the Shares.

4.6	Shares: Voting rights

Save as permitted by the Loan Documents, the Chargor shall not exercise (and shall procure that any nominee acting on its behalf does not exercise) its voting rights in relation to the Shares in any manner, or otherwise permit or agree to or concur or participate in any:

(a)	variation of the rights attaching to or conferred by all or any part of the Shares;

(b)	increase in the issued share capital of any company whose shares are charged pursuant to this Agreement;

(c)	exercise, renunciation or assignment of any right to subscribe for any shares or securities; or

(d)	reconstruction, amalgamation, sale or other disposal of any company or any of the assets or undertaking of any company (including the exchange, conversion or reissue of any shares or securities as a consequence thereof) whose shares are charged pursuant to this Agreement, which, in the opinion of the Collateral Agent, would prejudice the value of, or the ability of the Collateral Agent to realise, the Security created pursuant to this Agreement provided that the proceeds of any such action shall form part of the Shares, which would adversely affect the validity or enforceability of the Security created by this Agreement or the value of the Charged Portfolio.

4.7	Shares: Payment of calls

The Chargor shall pay when due (taking any applicable grace period into account) all calls or other payments which may be or become due in respect of any of the Shares, and in any case of default by it in such payment, the Collateral Agent may, if it thinks fit following an Enforcement Event, make such payment on its behalf in which case any sums paid by the Collateral Agent shall be reimbursed by each relevant Chargor to the Collateral Agent on demand and shall carry interest from the date of payment by the Collateral Agent until reimbursed in accordance with Section 2.08 (Interest) of the Credit Agreement.

- 7

5.	PENSIONS REPRESENTATIONS AND UNDERTAKINGS

5.1	Representations

The Chargor makes the following representations and warranties to the Collateral Agent and acknowledges that the Collateral Agent has become a party to this Agreement in reliance on these representations and warranties:

(a)	except in relation to the UK DB Plans, neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993);

(b)	except in relation to the UK DB Plans, neither it nor any of its Subsidiaries is or has at any time in the last six (6) years been “connected” with or an “associate” of (as those terms are used in sections 39 and 43 of the Pensions Act 2004) such an employer and

(c)	neither it nor any of its Subsidiaries has at any time been served with a Pensions Notice and is not aware of any action having been taken by the Pensions Regulator that is preparatory to the issue of a Pensions Notice to it or any of its Subsidiaries.

5.2	Undertakings

(a)	The Chargor shall ensure that all pension schemes operated by or maintained for the benefit of it and its Subsidiaries and/or any of its employees are funded in accordance with Part 3 of the Pensions Act 2004 if applicable and that no action or omission is taken by it or any of its Subsidiaries in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (except in relation to the UK DB Plans, including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or the Chargor or any of its Subsidiaries ceasing to employ any member of such a pension scheme).

(b)	The Chargor shall ensure that, except in relation to the UK DB Plans, neither it nor any of its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or is or has at any time last six (6) years been “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

(c)	The Chargor shall, if the Collateral Agent requests, deliver or procure the delivery to the Collateral Agent, of any actuarial reports in relation to all pension schemes mentioned in (a) above.

(d)	The Chargor shall promptly on becoming aware of the same, notify the Collateral Agent of any material change in the rate of contributions to any pension schemes mentioned in (a) above, paid or recommended to be paid (whether by the scheme actuary or otherwise) or required by law or otherwise.

- 8

(e)	The Chargor shall immediately on becoming aware of the same, notify the Collateral Agent of any investigation or proposed investigation by the Pensions Regulator which is reasonably likely to lead to the issue of a Pensions Notice to it or one of its Subsidiaries.

(f)	The Chargor shall immediately notify the Collateral Agent if it or any of its Subsidiaries receives a Pensions Notice.

6.	FURTHER ASSURANCE

6.1	Covenant for Further Assurance

The Chargor will promptly at its own cost do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Collateral Agent may reasonably specify (and in such form as the Collateral Agent may reasonably require in favour of the Collateral Agent or its nominee(s)):

(a)	to perfect the Security created or intended to be created in respect of the Charged Portfolio (which may include the execution by the Chargor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, the Charged Portfolio) or for the exercise of the Collateral Rights;

(b)	for the exercise of the rights, powers and remedies of the Collateral Agent provided by or pursuant to this Agreement or by law in each case in accordance with the rights vested in it under this Agreement.

6.2	Prescribed Wording

The following covenants shall be implied in respect of any action taken by the Chargor to comply with its obligations under Clause 6.1:

(a)	the Chargor has the right to take such action in respect of the Charged Portfolio; and

(b)	the Chargor will at its own cost do all that it reasonably can to give the Collateral Agent or its nominee the title and/or rights that it purports to give.

- 9

7.	POWER OF ATTORNEY

7.1	Appointment and powers

The Chargor by way of security irrevocably appoints the Collateral Agent and any Receiver severally to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which the attorney may consider to be required or desirable for:

(a)	carrying out any obligation imposed on the Chargor by this Agreement or any other agreement binding on the Chargor to which the Collateral Agent is a party (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Portfolio); and

(b)	enabling the Collateral Agent to exercise, or delegate the exercise of, all or any of the Collateral Rights;

(c)	enabling any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Agreement or by law, (including, after the occurrence of an Enforcement Event, the exercise of any right of a legal or beneficial owner of the Charged Portfolio), following the occurrence of an Enforcement Event and having given notice to the Chargor provided that such notice shall be deemed to have been automatically given if an Event of Default pursuant to Section 8.01(f) or 8.01(g) of the Credit Agreement has occurred.

7.2	Ratification

The Chargor shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers.

8.	SECURITY ENFORCEMENT

8.1	Time for Enforcement

Any time after the occurrence of an Enforcement Event and upon the Collateral Agent giving notice to the Chargor (unless the Enforcement Event was caused by an Event of Default pursuant to Section 8.01(f) (Insolvency Proceedings, Etc.) or Section 8.01(g) (Inability to Pay Debts; Attachment) of the Credit Agreement, in which case no notice is required) the security created by or pursuant to this Agreement is immediately enforceable and the Collateral Agent may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:

(a)	secure and perfect its title to all or any part of the Charged Portfolio (including transferring the Charged Portfolio into the name of the Collateral Agent or its nominees);

(b)	enforce all or any part of that Security (at the times, in the manner and on the terms it thinks fit and take possession of and hold or dispose of all or any part of the Charged Portfolio (at the times, in the manner and on the terms it thinks commercially reasonable (including whether for cash or non-cash consideration)); and

(c)	whether or not it has appointed a Receiver, exercise all or any of the rights, powers, authorities and discretions conferred by the Law of Property Act 1925 (as varied or extended by this Agreement) on mortgagees and by this Agreement on any Receiver or otherwise conferred by law on mortgagees or Receivers.

- 10

8.2	Power of sale

(a)	The power of sale or other disposal conferred on the Collateral Agent and on the Receiver by this Agreement shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on the date of this Agreement.

(b)	The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Agreement or to the exercise by the Collateral Agent of its right to consolidate all or any of the Security created by or pursuant to this Agreement with any other security in existence at any time or to its power of sale, which powers may be exercised by the Collateral Agent without notice to the Chargor on or at any time after this Agreement has become enforceable in accordance with Clause 8 (Security Enforcement).

8.3	Chargee’s liability

Neither the Collateral Agent nor any Receiver will be liable to account as mortgagee or mortgagee in possession in respect of the Charged Portfolio or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection with the Charged Portfolio for which a mortgagee or mortgagee in possession might as such be liable.

8.4	Right of Appropriation

To the extent that any of the Charged Portfolio constitutes “financial collateral” and this Agreement and the obligations of the Chargor hereunder constitute a “security financial collateral arrangement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226), as amended, (the “Regulations”) the Collateral Agent shall have the right to appropriate all or any part of such financial collateral in or towards discharge of the Secured Obligations and may exercise such right to appropriate upon giving written notice to the Chargor. For this purpose, the parties agree that the value of such financial collateral so appropriated shall be the market price of the Shares determined by the Collateral Agent by reference to a public index or by such other process as the Collateral Agent may select, including independent valuation. The parties agree that the method of valuation provided for in this Agreement shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

8.5	Statutory powers

The powers conferred by this Agreement on the Collateral Agent are in addition to and not in substitution for the powers conferred on mortgagees and mortgagees in possession under the Law of Property Act 1925, the Insolvency Act 1986 or otherwise by law and in the case of any conflict between the powers contained in any such Act and those conferred by this Agreement the terms of this Agreement will prevail.

- 11

9.	RECEIVERS AND ADMINISTRATORS

9.1	Appointment and removal

After this Agreement becomes enforceable in accordance with Clause 8 (Security Enforcement), the Collateral Agent may by deed or otherwise (acting through an authorised officer of the Collateral Agent):

(a)	without prior notice to the Chargor:

(i)	appoint one or more persons to be a Receiver of the whole or any part of the Charged Portfolio;

(ii)	appoint two or more Receivers of separate parts of the Charged Portfolio; or

(iii)	remove (so far as it is lawfully able) any Receiver so appointed; and

(iv)	appoint another person(s) as an additional or replacement Receiver(s).

(v)	appoint one or more persons to be an administrator of the Chargor pursuant to paragraph 14 of Schedule B1 of the Insolvency Act 1986; and

(b)	following notice to the Chargor, appoint one or more persons to be an administrator of the Chargor pursuant to paragraph 12 of Schedule B1 of the Insolvency Act 1986.

9.2	Capacity of Receivers

Each person appointed to be a Receiver pursuant to Clause 9.1 (Appointment and removal) will be:

(a)	entitled to act individually or together with any other person appointed or substituted as Receiver;

(b)	for all purposes deemed to be the agent of the Chargor which shall be solely responsible for his acts, defaults and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Collateral Agent; and

(c)	entitled to remuneration for his services at a rate to be fixed by the Collateral Agent from time to time (without being limited to the maximum rate specified by the Law of Property Act 1925).

9.3	Statutory powers of appointment

The powers of appointment of a Receiver shall be in addition to all statutory and other powers of appointment of the Collateral Agent under the Law of Property Act 1925 (as extended by this Agreement) or otherwise and such powers shall remain exercisable from time to time by the Collateral Agent in respect of any part of the Charged Portfolio.

- 12

9.4	Powers of Receivers

Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Portfolio in respect of which he was appointed, and as varied and extended by the provisions of this Agreement (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

(a)	all the powers conferred by the Law of Property Act 1925 on mortgagors and on mortgagees in possession and on receivers appointed under that Act;

(b)	all the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver);

(c)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do;

(d)	the power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement or any of the Loan Documents (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise any subsequent delegation or any revocation of such power, authority or discretion by the Receiver itself; and

(e)	the power to do all things (including bringing or defending proceedings in the name or on behalf of the Chargor) which seem to the Receiver to be incidental or conducive to:

(i)	any of the functions, powers, authorities or discretions conferred on or vested in him;

(ii)	the exercise of any rights, powers and remedies of the Collateral Agent provided by or pursuant to this Agreement or by law (including realisation of all or any part of the Charged Portfolio); or

(iii)	bringing to his hands any assets of the Chargor forming part of, or which when got in would be, Charged Portfolio.

9.5	Consideration

The receipt of the Collateral Agent or any Receiver shall be a conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Portfolio or making any acquisition, the Collateral Agent or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

9.6	Protection of purchasers

No purchaser or other person dealing with the Collateral Agent or any Receiver shall be bound to inquire whether the right of the Collateral Agent or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Collateral Agent or such Receiver in such dealings.

- 13

9.7	Discretions

Any liberty or power which may be exercised or any determination which may be made under this Agreement by the Collateral Agent or any Receiver may, subject to the terms and conditions of the Credit Agreement and following an Enforcement Event which has not been cured or waived, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

10.	EFFECTIVENESS OF COLLATERAL

10.1	Collateral Cumulative

The collateral constituted by this Agreement and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Collateral Agent or any other Secured Party may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Collateral Agent or any other Secured Party over the whole or any part of the Charged Portfolio shall merge into the collateral constituted by this Agreement.

10.2	No Waiver

No failure on the part of the Collateral Agent to exercise, nor any delay on its part in exercising, any Collateral Right, shall operate as a waiver of that Collateral Right or constitute an election to affirm this Agreement. No election to affirm this Agreement on the part of the Collateral Agent shall be effective unless it is in writing. No single or partial exercise of any Collateral Right shall preclude any further or other exercise of that or any other Collateral Right.

10.3	Illegality, Invalidity, Unenforceability

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the Security intended to be created by or pursuant to this Agreement is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the Security.

10.4	No liability

None of the Collateral Agent, its nominee(s) or any Receiver shall be liable:

(a)	to account as a mortgagee or mortgagee in possession; or

(b)	for any loss arising by reason of taking any action permitted by this Agreement or any neglect or default in connection with the Charged Portfolio or taking possession of or realising all or any part of the Charged Portfolio, except in the case of gross negligence or wilful default upon its part.

- 14

10.5	Implied Covenants for Title

(a)	The covenants set out in Sections 3(1), 3(2) and 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to Clause 2.2 (Charge).

(b)	It shall be implied in respect of Clause 2.2 (Charge) that the Chargor is charging the Charged Portfolio free from all charges and encumbrances (whether monetary or not) and from all other rights exercisable by third parties (including liabilities imposed and rights conferred by or under any enactment) other than any charges and encumbrances permitted by Section 7.01 (Liens) of the Credit Agreement.

10.6	Continuing security

(a)	The Security created by or pursuant to this Agreement shall remain in full force and effect as a continuing security for the Secured Obligations until the payment in full of the Secured Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements).

(b)	No part of the Security from time to time intended to be constituted by this Agreement will be considered satisfied or discharged by an intermediate payment, discharge or satisfaction of the whole or any part of the Secured Obligations.

10.7	Immediate recourse

The Chargor waives any right it may have of first requiring the Collateral Agent or a Secured Party to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Chargor under this Agreement. This waiver applies irrespective of any law or any provision of this Agreement to the contrary.

10.8	Avoidance of Payments

Notwithstanding Clause 3.3 (Release) if any amount paid or credited to it is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws the liability of the Chargor under this Agreement and the security constituted by this Agreement shall continue and that amount shall not be considered to have been irrevocably paid.

10.9	No prejudice

The Security created by or pursuant to this Agreement and the Collateral Rights, shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Chargor or any other person, or the Collateral Agent or any of the other Secured Parties or by any variation of the terms of the trust upon which the Collateral Agent holds the Security or by any other thing which might otherwise prejudice that Security or any Collateral Right.

- 15

11.	APPLICATION OF PROCEEDS

All monies received or recovered and any non-cash recoveries made or received by the Collateral Agent or any Receiver pursuant to this Agreement or the powers conferred by it shall (subject to the claims of any person having prior rights thereto and by way of variation of the provisions of the Law of Property Act 1925) be applied in accordance with Section 8.04 (Application of Funds) of the Credit Agreement.

12.	OTHER SECURITY INTERESTS

12.1	Redemption or transfer

In the event of any action, proceeding or step being taken to exercise any powers or remedies conferred by any prior ranking security in case of exercise by the Collateral Agent or any Receiver of any power of sale under this Agreement the Collateral Agent may redeem such prior security or procure the transfer thereof to itself.

12.2	Accounts

The Collateral Agent may, at any time after the occurrence of an Enforcement Event, settle and pass the accounts of the prior security and any accounts so settled and passed will be conclusive and binding on the Chargor.

12.3	Costs of redemption or transfer

All principal monies, interest, costs, charges and expenses of and incidental to any redemption or transfer will be paid by the Chargor to the Collateral Agent on demand together with accrued interest thereon (after as well as before judgment) at the rate from time to time applicable to unpaid sums specified in the Credit Agreement from the time or respective times of the same having been paid or incurred until payment thereof (after as well as before judgment).

12.4	Subsequent Interests

If the Collateral Agent at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of the Charged Portfolio, all payments made by the Chargor to the Collateral Agent or any of the Secured Parties after that time shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Collateral Agent received notice.

13.	ASSIGNMENT

13.1	No assignments or transfers by Chargor

The Chargor may not assign any of its rights or transfer any of its rights or obligations under this Agreement other than as permitted under the Credit Agreement.

13.2	Assignments and transfers by the Collateral Agent

The Collateral Agent may assign and transfer all or any of its rights and obligations under this Agreement subject to Section 10.07 (Successors and Assigns) of the Credit

- 16

Agreement. The Collateral Agent shall be entitled to disclose such information concerning the Chargor and this Agreement as the Collateral Agent considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law in accordance with Section 10.08 (Confidentiality) of the Credit Agreement.

14.	WAIVERS AND COUNTERPARTS

14.1	Waivers

No waiver by the Collateral Agent of any of its rights under this Agreement shall be effective unless given in writing.

14.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

15.	LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

16.	ENFORCEMENT

16.1	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity) or any non-contractual obligations arising out of or in connection with this Agreement (a “Dispute”).

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle disputes and accordingly no party will argue to the contrary.

16.2	Service of process

The Chargor agrees that the documents which start any proceedings before the English courts in relation to the Secured Notes, the Secured Notes Indenture or any Notes Security Agreement, and any other documents required to be served in connection with those proceedings, may be served on it by being delivered to Axalta Coating Systems U.K. (2), Unit 1, Quadrant Park, Mundells, Welwyn Garden City, Hertfordshire, England AL7 1FS, or to such other address in England and Wales as the Chargor may specify by notice in writing to the Notes Collateral Agent. Nothing in this paragraph shall affect the right of any Secured Party to serve process in any other manner permitted by law. This Clause applies to proceedings in England and proceedings elsewhere.

- 17

THIS AGREEMENT has been signed on behalf of the Collateral Agent and executed as a deed by the Chargor and is delivered by it on the date specified above.

This Agreement was executed outside Belgium.

- 18

EXECUTION PAGE

Chargor

EXECUTED AS A DEED on behalf of	)
AXALTA COATING SYSTEMS	)
BELGIUM BVBA	)
a company incorporated in Belgium	)
duly represented by	)
)
Name: Johnannes Mendel	)	/s/ Johnannes Mendel
Title: Managing Director	)
)
Name: Lucas van den Hemel	)	/s/ Lucas van den Hemel
Title: Managing Director	)
in the presence of:	)
)
being persons who, in accordance with the	)
laws of Belgium are acting under the	)
authority of the company	)

- 19

The Collateral Agent

Signed by BARCLAYS BANK PLC	)
for and on its behalf by	)
its duly authorised officer	)
)
/s/ Vanessa A. Kurbatskiy	)
)
Name: Vanessa A. Kurbatskiy	)
Title: Vice President	)

- 20